Exhibit 99.1

Vital Farms Reports First Quarter 2023 Financial Results

First Quarter Net Revenue a Record $119.2 million, up 54.7% versus Prior Year
Volume Grew 26% During the Period

AUSTIN, TX – May 4, 2023 – Vital Farms (Nasdaq: VITL), a Certified B Corporation that offers a range of ethically produced foods nationwide, today reported financial results for its first quarter ended March 26, 2023.

Financial highlights for the first quarter include:

•
First Quarter 2023 Net Revenue increase of 54.7% to $119.2 million
•
First Quarter 2023 Net Income of $7.2 million
•
First Quarter 2023 Adjusted EBITDA of $13.9 million1

“2023 is off to a tremendous start, as we achieved the highest net revenue and Adjusted EBITDA in a single quarter in Vital Farms' history at $119.2 million and $13.9 million, respectively.1 This was driven by both strong internal execution and robust consumer demand for our products as our volumes grew 26% during the period,” said Russell Diez-Canseco, Vital Farms’ President and CEO.

Diez-Canseco continued, "Vital Farms’ prolonged success is grounded in our consistent focus on working with our stakeholder community to generate sustained, positive outcomes. Once again, our farmers continued to execute well during a tough operating environment. The work ethic demonstrated by our crew members and external partners to satisfy the needs of our customers and consumers during the period was motivational. It underscores the potential of our organization as we further our mission of improving the lives of people, animals, and the planet through food.”

1 Adjusted EBITDA is a non-GAAP financial measure defined in the section titled “Non-GAAP Financial Measures” below and is reconciled to net income, its closest comparable GAAP measure, at the end of this release.

For the 13 Weeks Ended March 26, 2023

Net revenue increased 54.7% to $119.2 million in the first quarter of 2023, compared to $77.1 million in the first quarter of 2022. Growth in net revenue in the first quarter of 2023 was driven by volume gains of 26%, primarily due to increases at both new and existing customers, as well as pricing increases.

Gross profit was $42.7 million, or 35.8% of net revenue, in the first quarter of 2023, compared to $21.7 million, or 28.2% of net revenue, in the prior year quarter. The change in gross profit was primarily driven by higher sales. Gross margin benefited from increased pricing across our portfolio, partially offset by headwinds that included higher input costs (inclusive of commodity impacts) across our shell egg and butter businesses, as well as higher packaging costs.

Income from operations in the first quarter of 2023 was $10.9 million, compared to a loss from operations of $4.1 million in the first quarter of 2022. The change in income from operations was primarily attributable to higher sales and gross profit, partially offset by increased employee-related expenses as we grew headcount to support our growth, as well as higher marketing costs.

Net income was $7.2 million in the first quarter of 2023, compared to a net loss of $1.5 million in the prior year quarter.

Net income per diluted share was $0.16 for the first quarter of 2023, compared to net loss per diluted share of $0.04 in the prior year quarter.

Adjusted EBITDA was $13.9 million, or 11.6% of net revenue, in the first quarter of 2023, compared to Adjusted EBITDA of $0.5 million, or 0.7% of net revenue, in the first quarter of 2022. The change in Adjusted EBITDA was primarily due to higher sales and improved gross profit performance, partially offset by increased employee-related expenses and higher marketing spend. Our Adjusted EBITDA excludes certain non-cash items. Adjusted EBITDA is a non-GAAP financial measure defined in the section titled “Non-GAAP Financial Measures” below and is reconciled to net income, its closest comparable GAAP measure, at the end of this release.

Balance Sheet and Cash Flow Highlights

Cash, cash equivalents and marketable securities were $83.1 million as of March 26, 2023, and we had no outstanding debt. Net cash provided by operating activities was $5.4 million for the 13 weeks ended March 26, 2023, compared to net cash used in operating activities of $4.9 million for the 13-week period ended March 27, 2022.

Capital expenditures totaled $1.8 million in the 13 weeks ended March 26, 2023, compared to $1.7 million in the prior year period.

Update on Fiscal 2023 Outlook

Thilo Wrede, Vital Farms' Chief Financial Officer, commented: “We are pleased with our outstanding financial performance in the first quarter. Looking forward, we believe Vital Farms is well positioned to navigate the dynamic operating environment that is likely to persist throughout fiscal 2023.”

•
For the full fiscal year 2023, management is maintaining guidance for net revenue of more than $450 million, expecting higher net revenue growth rates and gross margin in the first half than in the second half of the year.
•
Management is also maintaining guidance for Adjusted EBITDA of more than $30 million for the full fiscal year 2023, expecting Adjusted EBITDA in the first half likely to exceed Adjusted EBITDA in the second half of the year.
•
Finally, management continues to expect fiscal year 2023 capital expenditures in the range of $25 to $30 million.

Vital Farms’ guidance continues to assume that there are no additional significant disruptions to the supply chain or its customers or consumers, including any issues from adverse macroeconomic factors. Vital Farms cannot provide a reconciliation between its forecasted Adjusted EBITDA and net income (loss), its most directly comparable GAAP measure, without unreasonable effort due to the unavailability of reliable estimates for income taxes, among other items. These items are not within our control and may vary greatly between periods and could significantly impact future financial results.

Conference Call and Webcast Details

Vital Farms will host a conference call and webcast at 8:30 a.m. ET today to discuss the results. To participate on the call and receive dial in information, please register here: Q1 2023 VITL Conference Call. Alternatively, participants may access the live webcast on the Vital Farms Investor Relations website at https://investors.vitalfarms.com under “Events.” The webcast will be archived in 30 days.

About Vital Farms

Vital Farms (Nasdaq: VITL) is a Certified B Corporation that offers a range of ethically produced foods nationwide. Started on a single farm in Austin, Texas in 2007, Vital Farms has become a national consumer brand that works with over 300 family farms and is the leading U.S. brand of pasture-raised eggs by retail dollar sales. Vital Farms' ethics are exemplified by its focus on the humane treatment of farm animals and sustainable farming practices. In addition, as a Delaware public benefit corporation, Vital Farms prioritizes the long-term benefits of each of its stakeholders, including farmers and suppliers, customers and consumers, communities and the environment, crew members, and stockholders. Vital Farms' products, including shell eggs, butter, hard-boiled eggs, and liquid whole eggs, are sold in over 22,000 stores nationwide. For more information, please visit www.vitalfarms.com.

Forward-Looking Statements

This press release and the earnings call referencing this press release contain “forward-looking” statements, as that term is defined under the federal securities laws, including but not limited to statements regarding Vital Farms’ market opportunity, anticipated growth, and future financial performance, including management’s outlook for fiscal year 2023 and management’s long-term outlook. These forward-looking statements are based on Vital Farms’ current assumptions, expectations, and beliefs and are subject to substantial risks, uncertainties, assumptions, and changes in circumstances that may cause Vital Farms’ actual results, performance, or achievements to differ materially from those expressed or implied in any forward-looking statement.

The risks and uncertainties referred to above include, but are not limited to: Vital Farms’ expectations regarding its revenue, expenses, and other operating results; Vital Farms’ ability to acquire new customers, to successfully retain existing customers, and to attract and retain its farmers, suppliers, distributors, and co-manufacturers; Vital Farms’ ability to sustain or increase its profitability; Vital Farms’ ability to procure sufficient high-quality eggs, cream, and other raw materials; Vital Farms' ability to successfully enter into new product categories; real or perceived quality with Vital Farms’ products or other issues that adversely affect Vital Farms’ brand and reputation; changes in the tastes and preferences of consumers; the financial condition of, and Vital Farms’ relationships with, its farmers, suppliers, co-manufacturers, distributors, retailers, and foodservice customers, as well as the health of the foodservice industry generally; the impact of agricultural risks, including diseases such as avian influenza; the ability of Vital Farms, its farmers, suppliers, and its co-manufacturers to comply with food safety, environmental or other laws or regulations; the effects of a public health pandemic or contagious disease on Vital Farms' supply chain, the demand for its products, and on overall economic conditions and consumer confidence and spending levels; future investments in its business, anticipated capital expenditures and estimates regarding capital requirements; anticipated changes in Vital Farms’ product offerings and Vital Farms’ ability to innovate to offer successful new products; the costs and success of marketing efforts; Vital Farms’ ability to effectively manage its growth and to compete effectively with existing competitors and new market entrants; the impact of adverse economic conditions, including as a result of the war between Ukraine and Russia, increased interest rates, and inflation; the potential negative impact of Vital Farms’ focus on a specific public benefit purpose and producing a positive effect for society on its financial performance; seasonality; and the growth rates of the markets in which Vital Farms competes.

These risks and uncertainties are more fully described in Vital Farms’ filings with the Securities and Exchange Commission (SEC), including in the sections entitled “Risk Factors” in its Annual Report on Form 10-K for the fiscal year ended December 25, 2022, which Vital Farms filed on March 9, 2023, and other filings and reports that Vital Farms may file from time to time with the SEC. Moreover, Vital Farms operates in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for management to predict all risks, nor can Vital Farms assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements Vital Farms may make. In light of these risks, uncertainties, and assumptions, Vital Farms cannot guarantee future results, levels of activity, performance, achievements, or events and circumstances reflected in the forward-looking statements will occur. Forward-looking statements represent management’s beliefs and assumptions only as of the date of this press release. Vital Farms disclaims any obligation to update forward-looking statements except as required by law.

Media:

Rob Discher

rob.discher@vitalfarms.com

Investors:

Matt Siler

Matt.Siler@vitalfarms.com

VITAL FARMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except share amounts)

(Unaudited)

	13-Weeks Ended
	March 26, 2023	March 27, 2022
Net revenue	$119,172	$77,058
Cost of goods sold	76,504	55,358
Gross profit	42,668	21,700
Operating expenses:
Selling, general and administrative	23,946	17,624
Shipping and distribution	7,826	8,162
Total operating expenses	31,772	25,786
Income (loss) from operations	10,896	(4,086)
Other income, net:
Interest expense	(139)	(8)
Interest income	340	130
Other (expense) income, net	(1,425)	49
Total other income, net	(1,224)	171
Net income (loss) before income taxes	9,672	(3,915)
Income tax provision (benefit)	2,522	(2,377)
Net income (loss)	7,150	(1,538)
Less: Net loss attributable to noncontrolling interests	—	(2)
Net income (loss) attributable to Vital Farms, Inc. common stockholders	$7,150	$(1,536)
Net income (loss) per share attributable to Vital Farms, Inc. stockholders:
Basic:	$0.18	$(0.04)
Diluted:	$0.16	$(0.04)
Weighted average common shares outstanding:
Basic:	40,764,546	40,532,779
Diluted:	43,398,336	40,532,779

VITAL FARMS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except share amounts)

	March 26, 2023	December 25, 2022
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$25,838	$12,914
Investment securities, available-for-sale	57,233	65,814
Accounts receivable, net	40,199	40,227
Inventories	33,942	26,849
Prepaid expenses and other current assets	5,342	3,810
Total current assets	162,554	149,614
Property, plant and equipment, net	58,772	59,155
Operating lease right-of-use assets	1,549	1,895
Goodwill and other assets	3,904	4,002
Total assets	$226,779	$214,666
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$26,586	$25,972
Accrued liabilities	18,854	18,477
Operating lease liabilities, current	970	1,208
Finance lease liabilities, current	1,596	1,570
Income taxes payable	2,514	425
Total current liabilities	50,520	47,652
Operating lease liabilities, non-current	770	892
Finance lease liabilities, non-current	6,617	7,023
Other liabilities	1,342	767
Total liabilities	$59,249	$56,334
Commitments and contingencies (Note 19)	—	—
Stockholders’ equity:
Common stock, $0.0001 par value per share, 310,000,000 shares authorized as of March 26, 2023 and December 25, 2022; 40,839,050 and 40,746,990 shares issued and outstanding as of March 26, 2023 and December 25, 2022, respectively	4	4
Additional paid-in capital	157,343	155,716
Retained earnings	11,309	4,159
Accumulated other comprehensive loss	(1,126)	(1,547)
Total stockholders’ equity	$167,530	$158,332
Total liabilities and stockholders’ equity	$226,779	$214,666

VITAL FARMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

(Unaudited)

	13-Weeks Ended
	March 26, 2023	March 27, 2022
Cash flows from operating activities:
Net income (loss)	$7,150	$(1,538)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	1,693	948
Amortization of right-of-use assets	793	413
Amortization of available-for-sale debt securities	163	321
Stock-based compensation expense	2,241	1,296
Increase (decrease) in inventory provision	120	(29)
Deferred taxes	445	(2,572)
Unrealized loss on derivative instruments	1,047	—
Other	19	228
Net change in operating assets and liabilities	(8,268)	(4,006)
Net cash provided by (used in) operating activities	$5,403	$(4,939)
Cash flows from investing activities:
Purchases of property, plant and equipment	(1,802)	(1,686)
Purchases of available-for-sale debt securities	—	(13,973)
Maturities and call redemptions of available-for-sale debt securities	8,935	14,254
Proceeds from the sale of property, plant and equipment	1,054	50
Purchases of derivative instruments	(220)	—
Return of investment in variable interest entity	552	—
Net cash provided by (used in) investing activities	$8,519	$(1,355)
Cash flows from financing activities:
Proceeds from borrowing under revolving line of credit	7,500	—
Repayment of revolving line of credit	(7,500)	—
Payment of contingent consideration	—	(26)
Principal payments under finance lease obligations	(384)	(126)
Proceeds from exercise of stock options	—	254
Payment of tax withholding obligation on RSU shares withheld	(614)	—
Net cash (used in) provided by financing activities	$(998)	$102
Net increase (decrease) in cash and cash equivalents	12,924	(6,192)
Cash and cash equivalents at beginning of the period	12,914	30,966
Cash and cash equivalents at end of the period	$25,838	$24,774
Supplemental disclosure of cash flow information:
Cash paid for interest	$134	$8
Cash paid for income taxes	$2	$7
Supplemental disclosure of non-cash investing and financing activities:
Purchases of property, plant and equipment included in accounts payable and accrued liabilities	$891	$2,147

Non-GAAP Financial Measures

We report our financial results in accordance with GAAP. However, management believes that Adjusted EBITDA and Adjusted EBITDA Margin, non-GAAP financial measures, provide investors with additional useful information in evaluating our performance.

Adjusted EBITDA and Adjusted EBITDA Margin are financial measures that are not required by or presented in accordance with GAAP. We believe that Adjusted EBITDA and Adjusted EBITDA Margin, when taken together with our financial results presented in accordance with GAAP, provide meaningful supplemental information regarding our operating performance and facilitate internal comparisons of our historical operating performance on a more consistent basis by excluding certain items that may not be indicative of our business, results of operations or outlook. In particular, we believe that the use of Adjusted EBITDA and Adjusted EBITDA Margin are helpful to our investors as they are measures used by management in assessing the health of our business, determining incentive compensation and evaluating our operating performance, as well as for internal planning and forecasting purposes.

We calculate Adjusted EBITDA as net income, adjusted to exclude: (1) depreciation and amortization; (2) (benefit) or provision for income taxes as applicable; (3) stock-based compensation expense; (4) interest expense; (5) change in fair value of contingent consideration; (6) interest income; and (7) the costs related to the discontinuation of our convenient breakfast product line. We believe the costs directly related to the convenient breakfast exit should be excluded as they are unlikely to recur. We calculate Adjusted EBITDA Margin as Adjusted EBITDA divided by Net Revenue.

Adjusted EBITDA and Adjusted EBITDA Margin are presented for supplemental informational purposes only, have limitations as analytical tools and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Some of the limitations of Adjusted EBITDA and Adjusted EBITDA Margin include that (1) they do not properly reflect capital commitments to be paid in the future, (2) although depreciation and amortization are non-cash charges, the underlying assets may need to be replaced and Adjusted EBITDA and Adjusted EBITDA Margin do not reflect these capital expenditures, (3) they do not consider the impact of stock-based compensation expense, (4) they do not include costs related to the discontinuation of our convenient breakfast product line; (5) they do not reflect other non-operating expenses, including interest expense; (6) they do not consider the impact of any contingent consideration liability valuation adjustments; and (7) they do not reflect tax payments that may represent a reduction in cash available to us. In addition, our use of Adjusted EBITDA and Adjusted EBITDA Margin may not be comparable to similarly titled measures of other companies because they may not calculate Adjusted EBITDA and Adjusted EBITDA Margin in the same manner, limiting the usefulness as comparative measures. Because of these limitations, when evaluating our performance, you should consider Adjusted EBITDA and Adjusted EBITDA Margin alongside other financial measures, including our net income and other results stated in accordance with GAAP.

The following table presents a reconciliation of Adjusted EBITDA to net income (loss), and presents Adjusted EBITDA Margin to net income (loss) margin, the most directly comparable financial measures stated in accordance with GAAP, for the 13-week periods presented.

VITAL FARMS, INC.

ADJUSTED EBITDA RECONCILIATION

(Amounts in thousands)

(Unaudited)

	13-Weeks Ended
	March 26, 2023	March 27, 2022
	(in thousands)
Net income (loss)	$7,150	$(1,538)
Depreciation and amortization[1]	2,140	907
Stock-based compensation expense	2,241	1,296
Costs related to our exit of the convenient breakfast product line	-	2,341
Income tax provision (benefit)	2,522	(2,377)
Interest expense	139	8
Change in fair value of contingent consideration[2]	-	7
Interest income	(340)	(130)
Adjusted EBITDA	$13,852	$514

Net revenue	$119,172	$77,058
Net income (loss) margin[3]	6.0%	(2.0)%
Adjusted EBITDA margin[4]	11.6%	0.7%

1 Amount also includes finance lease amortization.

2 Amount reflects the change in fair value of a contingent consideration liability in connection with our 2014 acquisition of certain assets of Heartland Eggs.

3 Net income (loss) margin is calculated by dividing net income (loss) by net revenue.

4 Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by net revenue.